FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.    Name of Purchasing Portfolio:  BlackRock North
Carolina Municipal Money Market Portfolio (BR-NCMM),
BlackRock Pennsylvania Municipal Money Market
Portfolio (BR-PAMM), BlackRock Virginia Municipal
Money Market Portfolio (BR-VAMM), CMA Multi-state
Municipal Series Trust, CMA Arizona Municipal Money
Fund (L-AZCMA), CMA Multi-state Municipal Series
Trust, CMA California Municipal Money Fund (L-CACMA),
Cal Money (L-CAMNY), CMA Multi-state Municipal Series
Trust, CMA Connecticut Municipal Money Fund (L-CTCMA),
CMA Multi-state Municipal Series Trust, CMA Florida
Municipal Money Fund (L-FLCMA), CMA Multi-state
Municipal Series Trust, CMA Massachusetts Municipal
Money Fund (L-MACMA), CMA Multi-state Municipal Series
Trust, CMA Michigan Municipal Money Fund (L-MICMA),
Muni Fund (L-MUNIF), CMA Multi-state Municipal Series
Trust, CMA North Carolina Municipal Money (L-NCCMA),
CMA Multi-state Municipal Series Trust, CMA
Pennsylvania Municipal Money Fund (L-PACMA), Merrill
Lynch Institutional Tax Exempt Fund of Merrill Lynch
Funds for Inst (L-TE), Master Tax-Exempt Trust (MF-L-
TET)
2.    Issuer:    Puerto Rico Commonwealth TRANS
3.    Date of Purchase:  10/18/07
4.    Underwriter from whom purchased:  Wachovia Securities
LLC
5.    Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

a. List of Underwriters:  Banc of America Securities
LLC, Citi, JPMorgan, Merrill Lynch & Co., Popular
Securities, Santander Securities, Wachovia Capital
Markets, LLC, BBVAPR MSD, DEPFA First Albany
Securities, LLC, Lehman Brothers, Morgan Stanley, RBC
Capital Markets, Scotia Capital, UBS Investment Bank,
Bear, Stearns & Co., Inc, Goldman, Sachs & Co., Loop
Capital, Oriental Financial Services, Samuel A.
Ramirez & Co, Inc, TCM Capital.

6.    Aggregate principal amount of purchased (out of total
offering):
$220,000,000 out of $1,010,000,000
7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering): $220,000,000 out of
$1,010,000,000
8.    Purchase price (net of fees and expenses):  100.520
9.    Date offering commenced:  10/18/07
10.    Offering price at end of first day on which any sales
were made:  100.619
11.    Have the following conditions been satisfied:
    Yes    No
a.    The securities are part of an issue registered
      under the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue
      of government securities.                _X_

      Yes    No
    b.    The securities were purchased prior to the
        end of the first day on which any sales
        were made, at a price that was not more
        than the price paid by each other
        purchaser of securities in that offering
        or in any concurrent offering of the
        securities (except, in the case of an
        Eligible Foreign Offering, for any rights
        to purchase required by laws to be granted
        to existing security holders of the
        Issuer) or, if a rights offering, the
        securities were purchased on or before the
        fourth day preceding the day on which the
        rights offering terminated.            _X__
    ___

    c.    The underwriting was a firm commitment
        underwriting.                    _X__

    d.    The commission, spread or profit was
        reasonable and fair in relation to that
        being received by others for underwriting similar securities during the same period. _X_

    e.    In respect of any securities other than
        Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
        (including the operations of predecessors)._X_

f.    Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                          __X_







Approved:     Kevin Schiatta___________   Date: _10/18/07__